EXHIBIT 3.2

                               AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION
                                        OF
                          AQUILA BIOPHARMACEUTICALS, INC.

                   (Original Certificate of Incorporation filed
            with the Secretary of State of Delaware on March 7, 1996.)


             FIRST.  The name of the corporation is Aquila
        Biopharmaceuticals, Inc.

             SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

             THIRD. The nature of the business or purpose to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

             FOURTH.  The name and address of the incorporator is:
        Jane V. Hawkes of 311 Main Street, Worcester, Massachusetts.

             FIFTH.

             A.   Number of Shares.

             The total number of shares of capital stock which the corporation shall have the authority to issue is thirty-five million five hundred thousand (35,500,000) shares, of which thirty million five hundred thousand (30,500,000) shares shall be common stock, par value $.01 per share, and five million (5,000,000) shares shall be preferred or special stock, par value $.01 per share.

             The number of authorized shares of preferred or special stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the common stock, without a vote of the holders of the preferred or special stock, or of any class or series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the class or series of preferred or special stock.

             B.   General.

             No holder of any stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of dividend.




             The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be as set forth below in Paragraphs C through E of this Article FIFTH; provided, that in no event shall the corporation have authority to issue any class or series of stock which does not have the right to vote generally in the election of directors, notwithstanding anything in Paragraphs C, D, or E of Article FIFTH to the contrary.

             C.   Preferred or Special Stock.

             Subject to any limitation prescribed by law or by Paragraph E of this Article FIFTH, the board of directors of the corporation is expressly authorized to provide for the issuance of the shares of preferred or special stock in one or more classes or one or more series within any class, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. Any action by the board of directors under this Paragraph C shall require the affirmative vote of a majority of the directors then in office. The authority of the board of directors with respect to each such class or series of preferred or special stock shall include, but not be limited to, the right to determine or fix one or more of the following:

             (a) The distinctive class or serial designation and the number of shares constituting such class or series;

             (b) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

             (c) The voting powers, full or limited, if any, of the shares of such class or series;

             (d) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

             (e) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation;

             (f) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its


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        application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

             (g) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

             (h) The price or other consideration for which the shares of such class or series shall be issued;

             (i) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred or special stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

             (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the board of directors of the corporation may deem advisable.

             All stock issued pursuant to this Paragraph C shall be hereinafter referred to as "preferred stock".

             D.   Common Stock

             Subject to all of the rights of the preferred stock, and except as provided by law or in this Article FIFTH (or in any certificate of designations of any class or series of preferred stock) or by the board of directors pursuant to this Article
        FIFTH:

             (a) the holders of the common stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote;

             (b) dividends may be declared and paid or set apart for payment upon the common stock out of any assets or funds of the corporation legally available for the payment of dividends, but only when and as declared by the board of directors or any committee thereof authorized by the board of directors to declare dividends; and

             (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be distributed pro rata to the holders of the common stock in accordance with their respective rights and interests.


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             E.   Limitations on Issuance of Preferred Stock

             The authority of the board of directors to establish a class or series of preferred stock under Paragraph C above is subject to the following limitation:

             Until the conclusion of the corporation's 1997 annual meeting, no class or series of preferred stock shall be established or shares thereof issued unless approved either by (i) a unanimous vote of the board of directors, or (ii) a vote of a majority of the shares of capital stock represented in person or by proxy at a meeting of stockholders.

             SIXTH. In furtherance and not in limitation of the powers conferred by the State of Delaware:

             A. The board of directors shall have the power to adopt, alter, amend and repeal the by-laws of the corporation. Any by-laws of the corporation adopted by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any such action by the board of directors to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the board of directors. Notwithstanding the foregoing or any other provisions of this certificate of incorporation or the by-laws of the corporation to the contrary, any action by the stockholders to adopt, alter, amend or repeal the by-laws of the corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote thereon, voting together as a single class, at a duly constituted meeting of the stockholders called expressly for such purpose.

             B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

             C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

             D. A director of the corporation shall be relieved of any personal liability to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the corporation to the extent provided either (i) in the order of the United States Bankruptcy Court for the District of Massachusetts confirming the Reorganization Plan but in any event to no greater extent than is permitted by Section 102(b)(7) or any successor or similar provision of the Delaware General Corporation Law, or (ii) by the Delaware General Corporation Law, as now or hereafter in effect and interpreted by the courts of the

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        State of Delaware, in the absence of any specific provision in a corporation's certificate of incorporation.

             E. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of preferred stock to elect directors, the number of directors of the corporation shall be fixed from time to time by or in the manner provided in the corporation's by-laws. The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be classified with respect to the term for which they severally hold office into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the by-laws.

                  At the annual shareholders meeting of the corporation in 1997, the term of office of the class of directors designated as Class I directors shall expire and new Class I directors shall be elected for a term to expire at the annual shareholders meeting in 1999. At the annual shareholders meeting in 1997, the term of the office of the class of directors designated as the Class II directors shall expire and new Class II directors shall be elected for a term expiring in 2000, and at the annual shareholders meeting in 1998, the term of office of the class of directors designated as the Class III directors shall expire and new Class III directors shall be elected for a term expiring in 2001. At each succeeding annual meeting of shareholders of the corporation, the successors to the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their respective successors are elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned by the board of directors so that each class is as nearly equal as possible, provided that no decrease in the number of directors shall affect the term of any director then in office.

             F. Subject to the rights of any class or series of preferred stock to elect or remove directors, any director (including persons elected by directors to fill vacancies on the board of directors) may be removed from office, with or without cause, by the affirmative vote of (i) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) at least two-thirds of the directors then in office. At least thirty (30) days prior to any such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

             G. Except as otherwise fixed pursuant to the provisions of Article FIFTH hereof relating to the rights of the holders of any class or series of preferred stock to elect directors, any vacancy

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        occurring in the board of directors, including any newly created directorships resulting from an increase in the number of directors or any vacancy resulting from death, resignation, disqualification, removal or other cause, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

             SEVENTH. Any action required by law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, shall be taken only at such a meeting.

             Except as otherwise required by law or Article SIXTH hereof, and subject to the rights of the holders of any class or series of preferred stock, special meetings of the stockholders of the corporation may be called only by (i) the board of directors pursuant to a resolution approved by affirmative vote of majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, (iii) the President, or (iv) the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote generally in the election of directors. Only those matters set forth in the notice of special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Advance notice of any matters which stockholders intend to propose for action at an annual meeting shall be given in the manner provided in the by-laws of the corporation.

             EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under Section 291 of Title 8 of Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application

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        has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

             NINTH. The corporation reserves the right to repeal, alter or amend this certificate of incorporation in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No repeal, alteration or amendment of this certificate of incorporation shall be made unless the same is first approved by the board of directors of the corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter approved by the stockholders. For the purposes of the foregoing sentence, and notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of stock entitled to vote thereon (or such greater proportion as may be required by law), voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose, shall be required to repeal, alter or amend any provision of, or adopt any provision inconsistent with, this Article NINTH, Sections B, C, D and E of Article FIFTH, Article SIXTH, or Article SEVENTH.

             The Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 and Section 242 of the General Corporation Law of the State of Delaware.



                                           ______________________________
                                           Jane V. Hawkes, Secretary


















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